UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013

Hasbro, Inc.
(Exact name of registrant as specified in its charter)
Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02862
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (401) 431-8697
 ___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

On July 19, 2013, Hasbro, Inc. ("Hasbro") entered into an Amendment (the "Amendment") of the Marvel License Agreement, by and among Hasbro, Marvel Characters B.V. ("Marvel Characters") and solely with respect to characters based on movies and television shows featuring Spider-Man and produced by Sony Pictures Entertainment Inc., Spider-Man Merchandising L.P. (the "LP" and together with Marvel Characters, the "Licensor"), dated February 17, 2009 (the "Agreement").
Pursuant to the Amendment, the term of the Agreement, which was expected to expire on December 31, 2018, has been extended through December 31, 2020 (the "Term").
Under the Amendment, Hasbro continues to have the license during the Term to utilize all Marvel Classic Characters and to the extent that the Licensor owns or controls the associated rights, all Marvel Characters and Marvel Animated and Live-Action Television Characters, as such properties are defined in the Agreement for purposes of manufacturing, promoting, selling and distributing products in a number of licensed categories, including action figures, as such categories as defined in the Amendment.  The rights to many categories are exclusive, while certain other licensed categories are non-exclusive. Maintenance of the exclusive rights is subject to Hasbro meeting territorial minimum guarantees during specified minimum guarantee periods.
The Amendment calls for payments by Hasbro to the Licensor based on specified percentages of Hasbro's net sales of different categories of licensed products.  In connection with the Amendment, Hasbro guarantees up to an additional $80 million in royalties over the Term, as extended, contingent upon the release of specified numbers of qualifying theatrical releases during the Term.  As amended, the Agreement provides for total guaranteed aggregate royalties over the full term of the Agreement of up to $320 million, contingent upon the release of specified numbers of qualifying theatrical releases.
The foregoing description of the Amendment does not purport to be a complete statement of the Amendment and is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                          Financial Statements and Exhibits.

(d)  Exhibits

10.1	Amendment of the Marvel License Agreement, dated July 19, 2013, by and among Hasbro, Inc., Marvel Characters B.V. and Spider-Man Merchandising L.P. (Portions of this agreement have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: July 25, 2013

EXHIBIT INDEX
Exhibit No.	Description
10.1
Amendment of the Marvel License Agreement, dated July 19, 2013, by and among Hasbro, Inc., Marvel Characters B.V. and Spider-Man Merchandising L.P. (Portions of this agreement have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.)